JPMorgan Chase Financial Company LLC	August 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated August 24, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Dual Directional Buffered PLUS, or Buffered PLUS, will pay no interest and provide a minimum payment at maturity of only 15.00% of the stated principal amount. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to a maximum upside payment at maturity. If the underlying index has declined in value but by no more than the specified buffer amount, investors will receive at maturity the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 15% return. However, if the underlying index has declined by more than the buffer amount, at maturity investors will lose the benefit of the absolute return feature and will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15.00% of the stated principal amount. Investors may lose up to 85.00% of the stated principal amount of the Buffered PLUS at maturity. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum upside payment at maturity in exchange for the leverage, absolute return and buffer features that in each case apply only to a limited range of performance of the underlying index. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying index:	MSCI Emerging Markets Index (Bloomberg ticker: MXEF Index)
Aggregate principal amount:	$64,636,000
Payment at maturity:	If the final index value is greater than the initial index value, for each $1,000 stated principal amount Buffered PLUS,
$1,000 + leveraged upside payment
In no event will the payment at maturity exceed the maximum upside payment at maturity.
If the final index value is equal to the initial index value or is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15.00%, for each $1,000 stated principal amount Buffered PLUS,

$1,000 + ($1,000 × absolute index return)

In this scenario, you will receive a 1% positive return on the Buffered PLUS for each 1% negative return on the underlying index. In no event will this amount exceed the stated principal amount plus $150.00. Accordingly, the maximum downside payment at maturity is $1,150.00 per Buffered PLUS.

If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 15.00%, for each $1,000 stated principal amount Buffered PLUS,
($1,000 × index performance factor) + $150.00
This amount will be less than the stated principal amount of $1,000 per Buffered PLUS. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $150.00 per Buffered PLUS at maturity.
Leveraged upside payment:	$1,000 × leverage factor × index percent change
Index percent change:	(final index value – initial index value) / initial index value
Leverage factor:	150%
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Buffer amount:	15.00%
Index performance factor:	final index value / initial index value
Maximum upside payment at maturity:	$1,318.50 (131.85% of the stated principal amount) per Buffered PLUS
Pricing date:	August 24, 2026
Original issue date (settlement date):	August 27, 2026
Valuation date*:	August 24, 2028
Maturity date*:	August 29, 2028
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$64,636,000.00	$1,615,900.00	$63,020,100.00
(1)	See “Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 principal amount Buffered PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Buffered PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Buffered PLUS Generally — We may accelerate your Buffered PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

The estimated value of the Buffered PLUS on the pricing date was $968.50 per $1,000 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Minimum payment at maturity:	$150.00 per Buffered PLUS (15.00% of the stated principal amount)
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS (see “Commissions and issue price” above)
Initial index value:	The closing level of the underlying index on the pricing date, which was 1,694.58
Final index value:	The closing level of the underlying index on the valuation date
CUSIP / ISIN:	46661KGP7 / US46661KGP75
Listing:	The Buffered PLUS will not be listed on any securities exchange.

August 2026	Page 2

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying index that enhances returns for a certain range of potential positive performance of the underlying index.
▪	To potentially achieve similar levels of upside exposure to the underlying index as a direct investment, subject to the maximum upside payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To provide an unleveraged positive return in the event of a decline of the underlying index but only if the decline is less than or equal to the buffer amount.
▪	To obtain a buffer against a specified level of negative performance of the underlying index.

Maturity:	Approximately 2 years
Leverage factor:	150%
Buffer amount:	15.00%
Maximum upside payment at maturity:	$1,318.50 (131.85% of the stated principal amount) per Buffered PLUS
Minimum payment at maturity:	$150.00 per Buffered PLUS. Investors may lose up to 85.00% of the stated principal amount of the Buffered PLUS at maturity.

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, the underlying index is an “Index.”

August 2026	Page 3

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, and the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. If the underlying asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying asset, subject to the minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum upside payment at maturity. At maturity, if the underlying asset has depreciated but by no more than the specified buffer amount, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 15% return. However, at maturity, if the underlying asset has depreciated by more than the buffer amount, the investor will lose the benefit of the absolute return feature and will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 85.00% of the stated principal amount of the Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying index.
Upside Scenario	The underlying index increases in value and, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the index percent change, subject to the maximum upside payment at maturity of $1,318.50 (131.85% of the stated principal amount) per Buffered PLUS.
Absolute Return Scenario	The final index value is equal to the initial index value or is less than initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15.00%. In this case, the Buffered PLUS pay a 1% positive return for each 1% negative return of the underlying index. For example, if the final index value is 5% less than the initial index value, the Buffered PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 15% return at maturity.
Downside Scenario	The underlying index declines in value by more than 15.00% and, at maturity, the Buffered PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final index value from the initial index value, plus the buffer amount of 15.00%. (Example: if the underlying index decreases in value by 30%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 30% plus the buffer amount of 15.00%, or $850.00 per Buffered PLUS.) The minimum payment at maturity is $150.00 per Buffered PLUS, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

August 2026	Page 4

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Maximum upside payment at maturity:	$1,318.50 (131.85% of the stated principal amount) per Buffered PLUS
Minimum payment at maturity:	$150.00 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final index value is greater than the initial index value, for each $1,000 stated principal amount Buffered PLUS, investors will receive the $1,000 stated principal amount plus a return equal to 150% of the appreciation of the underlying index over the term of the Buffered PLUS, subject to the maximum upside payment at maturity. Under the terms of the Buffered PLUS, an investor will realize the maximum upside payment at maturity at a final index value of approximately 121.23334% of the initial index value.
▪	Absolute Return Scenario. If the final index value is equal to the initial index value or is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15.00%, investors will receive a 1% positive return on the Buffered PLUS for each 1% negative return of the underlying index.
▪	For example, if the underlying index declines 5%, investors will receive a 5% return, or $1,050.00 per Buffered PLUS.
▪	The maximum return you may receive in this scenario is a positive 15% return at maturity.
▪	Downside Scenario. If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 15.00%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final index value from the initial index value, plus the buffer amount of 15.00%. The minimum payment at maturity is $150.00 per Buffered PLUS.

August 2026	Page 5

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the underlying index depreciates 50.00%, investors will lose 35.00% of their principal and receive only $650.00 per Buffered PLUS at maturity, or 65.00% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

August 2026	Page 6

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	Buffered PLUS do not pay interest and you could lose up to 85.00% of your principal at maturity. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 15.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final index value has declined by an amount greater than the buffer amount of 15.00% from the initial index value, you will lose the benefit of the absolute return feature and you will instead receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the underlying index, plus $150.00 per Buffered PLUS. Accordingly, you could lose up to 85.00% of your principal.
▪	The appreciation potential of the Buffered PLUS if the underlying index has appreciated is limited by the maximum upside payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum upside payment at maturity of $1,318.50 (131.85% of the stated principal amount) per Buffered PLUS. Because the maximum upside payment at maturity will be limited to 131.85% of the stated principal amount for the Buffered PLUS, any increase in the final index value by more than approximately 21.23334% will not further increase the return on the Buffered PLUS.
▪	Your maximum downside gain on the Buffered PLUS is limited by the buffer amount. If the final index value is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount, you will receive at maturity $1,000 plus a return equal to the absolute index return, which will reflect a 1% positive return for each 1% negative return on the underlying index, subject to an effective limit of 15%. Because you will not receive a positive return if the underlying index has declined below the buffer amount, your maximum payment at maturity if the underlying index depreciates will be $1,150.00 per Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the Buffered PLUS. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the Buffered PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at

August 2026	Page 7

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.

▪	We may accelerate your Buffered PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your Buffered PLUS and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the Buffered PLUS as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the Buffered PLUS or our ability to hedge or perform our obligations under the Buffered PLUS. If the payment on your Buffered PLUS is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent has determined the initial index value, will determine the final index value and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the underlying index or calculation of the final index value in the event of a discontinuation or material change in method of calculation of the underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

August 2026	Page 8

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the underlying index and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value and, therefore, could potentially increase the level that the final index value must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS or so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final index value and, accordingly, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS

▪	The estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS exceeds the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, the estimated cost of hedging our obligations under the Buffered PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your

August 2026	Page 9

JPMorgan Chase Financial Company LLC

Dual Directional Buffered PLUS Based on the Value of the MSCI Emerging Markets Index due August 29, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Risks Relating to the Buffered PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of the underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying index;
o	the time to maturity of the Buffered PLUS;
o	the dividend rates on the equity securities included in the underlying index;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying index trade and the correlation among those rates and the levels of the underlying index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

Risks Relating to the Underlying Index

▪	Investing in the Buffered PLUS is not equivalent to investing in the underlying index. Investing in the Buffered PLUS is not equivalent to investing in the underlying index or its component stocks. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index.
▪	Adjustments to the underlying index could adversely affect the value of the Buffered PLUS. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The Buffered PLUS are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in the underlying index have been issued by non-U.S. companies.

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Investments in Buffered PLUS linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The Buffered PLUS are subject to risks associated with emerging markets. The equity securities included in the underlying index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The Buffered PLUS are subject to currency exchange risk. Because the prices of the non-U.S. equity securities included in the underlying index are converted into U.S. dollars for the purposes of calculating the values of the underlying index, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to the currencies in which the non-U.S. securities included in the underlying index are traded. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against those currencies, the value of the underlying index will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	Recent executive orders may adversely affect the performance of the underlying index. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the underlying index has recently removed the equity securities of a small number of companies from the underlying index in response to these executive orders. If the issuer of any of the equity securities included in the underlying index is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the underlying index. In addition, under these circumstances, the sponsor of the underlying index is expected to remove the equity securities of that company from the underlying index. Any changes to the composition of the underlying index in response to these executive orders could adversely affect the performance of the underlying index.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the securities included in the underlying index, or engaging in

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transactions in them, and any such action could adversely affect the value of the Buffered PLUS or the underlying index.  These legislative and regulatory actions could result in restrictions on the Buffered PLUS.  You may lose a significant portion or all of your initial investment in the Buffered PLUS if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

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MSCI Emerging Markets Index Overview

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. For additional information about the MSCI Emerging Markets Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

The closing level of the underlying index on August 24, 2026 was 1,694.58. The following graph shows the closing levels of the underlying index for each day from January 4, 2021 through August 24, 2026. We obtained the closing level information above and in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date. The payment of dividends on the stocks that constitute the underlying index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

MSCI Emerging Markets Index Historical Performance – Daily Closing Levels January 4, 2021 through August 24, 2026

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI Inc. providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI Emerging Markets Index, which are owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Buffered PLUS is lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, the estimated cost of hedging our obligations under the Buffered PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Buffered PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS” in this document.

Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — Secondary market prices of the Buffered PLUS will be

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impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your Buffered PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Buffered PLUS, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the Buffered PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “MSCI Emerging Markets Index Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers

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and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the Buffered PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Buffered PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such Buffered PLUS (the “master note”), and such Buffered PLUS have been delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Buffered PLUS to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the Buffered PLUS, the related guarantee (together with the indenture and the Buffered PLUS, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.

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Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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